________________________________________________________________________________
________________________________________________________________________________

                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

             STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)    X
                                                            -----

                         PNC BANK, NATIONAL ASSOCIATION
              (Exact Name of Trustee as Specified in its Charter)

                                 NOT APPLICABLE
                       (Jurisdiction of incorporation or
                   organization if not a U.S. national bank)

                                   25-1197336
                      (I.R.S. Employer Identification No.)

                                 One PNC Plaza
         Fifth Avenue and Wood Street, Pittsburgh, Pennsylvania  15222
              (Address of principal executive offices - Zip code)

   Alfred J. Perazzelli, Jr., Vice President, PNC Bank, National Association
       1700 Market Street, Suite 1412, Philadelphia, Pennsylvania  19103
                                 (215) 585-8737
           (Name, address and telephone number of agent for service)

                         RENAL TREATMENT CENTERS, INC.
              (Exact name of obligor as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   23-2518331
                      (I.R.S. Employer Identification No.)

                Building 2, Suite 300, 1180 West Swedesford Road
                           Berwyn, Pennsylvania 19312
              (Address of principal executive offices - Zip code)

                 5 5/8% Convertible Subordinated Notes due 2006
                      (Title of the indenture securities)
______________________________________________________________________________
______________________________________________________________________________

Item 1.  General information.

     Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               Comptroller of the Currency              Washington, D.C.
               Federal Reserve Bank of Cleveland        Cleveland, Ohio
               Federal Deposit Insurance Corporation    Washington, D.C.

          (b)  Whether it is authorized to exercise corporate trust powers.

               Yes.  (See Exhibit T-1-3)


Item 2.  Affiliations with obligor and underwriters.

     If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

          Neither the obligor nor any underwriter for the obligor is an affiliate of the trustee.

Item 3 through Item 14.

     The issuer currently is not in default under any of its outstanding securities for which PNC Bank is trustee. Accordingly, responses to Items 3 through 14 of Form T-1 are not required pursuant to Form T-1 General Instructions B.

Item 15.  Foreign trustee.

     Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under the indentures qualified or to be qualified under the Act.

          Not applicable (trustee is not a foreign trustee).


Item 16.  List of exhibits.

     List below all exhibits filed as part of this statement of eligibility.

     Exhibit T-1-1   -   Articles of Association of the trustee, with all
                         amendments thereto, as presently in effect, filed as
                         Exhibit 1 to Trustee's Statement of Eligibility and
                         Qualification, Registration No. 33-58107 and incorporated herein by reference.

     Exhibit T-1-2   -   Copy of Certificate of the Authority of the Trustee to
                         Commence Business, filed as Exhibit 2 to Trustee's
                         Statement of Eligibility and Qualification,
                         Registration No. 2-58789 and incorporated herein by reference.

     Exhibit T-1-3   -   Copy of Certificate as to Authority of the Trustee to
                         Exercise Trust Powers, filed as Exhibit 3 to Trustee's

                         Statement of Eligibility and Qualification,
                         Registration No. 2-58789, and incorporated herein by reference.

     Exhibit T-1-4   -   The By-Laws of the trustee, as presently in effect,
                         filed as Exhibit 4 to Trustee's Statement of Eligibility and Qualification, Registration No. 33-
                         58107 and incorporated herein by reference.

     Exhibit T-1-5   -   The consent of the trustee required by Section 321(b)
                         of the Act.

     Exhibit T-1-6   -   The copy of the Balance Sheet taken from the latest
                         Report of Condition of the trustee published in response to call made by Comptroller of the Currency under Section 5211 U.S. Revised Statutes.


                                      NOTE

  The answers to this statement, insofar as such answers relate to (a) what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or are owners of 10% or more of the voting securities of the obligor, or are affiliates or directors or executive officers of the obligor, and (b) the voting securities of the trustee owned beneficially by the obligor and each director and executive officer of the obligor, are based upon information furnished to the trustee by the obligor and also, in the case of (b) above, upon an examination of the trustee's records. While the trustee has no reason to doubt the accuracy of any such information furnished by the obligor, it cannot accept any responsibility therefor.




                      -----------------------------------

                         Signature appears on next page

                                   SIGNATURE

  Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, PNC Bank, National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Philadelphia and Commonwealth of Pennsylvania on 30th of July, 1996.
- ---- -- ----
                                               PNC BANK, NATIONAL ASSOCIATION
                                               (Trustee)


                                               By  /s/ Alfred J. Perazzelli, Jr.
                                                 -------------------------------
                                                    Alfred J. Perazzelli, Jr.
                                                    Vice President

                                                                   EXHIBIT T-1-5


                               CONSENT OF TRUSTEE

          Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, in connection with the proposed issuance by Renal Treatment Centers, Inc. (a Delaware Corporation) of 5 5/8% Convertible Subordinated Notes due 2006, we hereby consent that reports of examination by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                               PNC BANK, NATIONAL ASSOCIATION
                                               (Trustee)


                                               By  /s/ Alfred J. Perazzelli, Jr.
                                                 -------------------------------
                                                    Alfred J. Perazzelli, Jr.
                                                    Vice President


Dated:  July 30, 1996
        ---- --

                                                                   EXHIBIT T-1-6



                          SCHEDULE RC - BALANCE SHEET
                                      FROM
                              REPORT OF CONDITION
               Consolidating domestic and foreign subsidiaries of
                         PNC BANK, NATIONAL ASSOCIATION
                   of PITTSBURGH in the state of PENNSYLVANIA
                          at the close of business on
                                 March 31, 1996
                       filed in response to call made by
                          Comptroller of the Currency,
                under title 12, United States Code, Section 161
                               Charter Number 540
               Comptroller of the Currency Northeastern District


                                 BALANCE SHEET


                                                                      Thousands
                                                                     of Dollars
                                                                     ----------

                                     ASSETS

Cash and balances due from depository institutions
  Noninterest-bearing balances and currency and coin.............   $ 1,812,131
  Interest-Bearing Balances......................................        19,325
Securities
  Held-to-maturity securities....................................             0
  Available-for-sale securities..................................     8,765,042
Federal funds sold and securities purchased under
  agreements to resell in domestic offices of the
  bank and of its Edge and Agreement subsidiaries,
  and in IBFs:
  Federal funds sold.............................................       414,700
  Securities purchased under agreements to resell................             0
Loans and lease financing receivables:
  Loans and leases, net of unearned income         $29,048,280
  LESS:  Allowance for loan and lease losses           612,100
                                                   -----------
  Loans and leases, net of unearned income,
    allowance and reserve........................................    28,436,180
Trading assets...................................................        33,978
Premises and fixed assets (including capitalized leases).........       542,622
Other real estate owned..........................................        53,088
Investments in unconsolidated subsidiaries and
  associated companies...........................................        12,699
Customers' liability to this bank on acceptances
  outstanding....................................................        48,813
Intangible assets................................................       929,280
Other assets.....................................................       783,280
                                                                    -----------

  Total Assets...................................................   $41,848,138
                                                                    ===========

                                  LIABILITIES

Deposits:
  In domestic offices.............................................  $23,989,746
    Noninterest-bearing                              $ 5,766,642
    Interest-bearing                                  18,223,104
  In foreign offices, Edge and Agreement subsidiaries,
    and IBFs......................................................      743,648
    Noninterest-bearing                                 $  2,554
    Interest-bearing                                     741,094
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its
  Edge and Agreement subsidiaries, and in IBFs:
    Federal funds purchased.......................................    2,473,436
    Securities sold under agreements to repurchase................    1,166,070
Demand notes issued to U.S. Treasury..............................      400,033
Trading Liabilities...............................................           51
Other borrowed money
  With original maturity of one year or less......................    7,419,485
  With original maturity of more than one year....................      946,518
Mortgage indebtedness and obligations under
  capitalized leases..............................................        4,447
Bank's liability on acceptances executed and outstanding..........       45,813
Subordinated notes and debentures.................................      500,148
Other liabilities.................................................      626,114
                                                                    -----------
Total liabilities.................................................   38,315,509

                                 EQUITY CAPITAL

Common Stock......................................................       30,950
Surplus...........................................................    1,528,035
Undivided profits and capital reserves............................    2,052,257
Net unrealized holding gains (losses) on
  available-for-sale securities...................................      (78,613)

Total equity capital..............................................    3,532,629
                                                                    -----------

Total liabilities and equity capital..............................  $41,848,138
                                                                    ===========
